UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

Ribbon Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38267	82-1669692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6500 Chase Oaks Boulevard, Suite 100, Plano, Texas	75023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 614-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sixth Amendment to Credit Agreement

On March 24, 2023 (the “Sixth Amendment Effective Date”), Ribbon Communications Inc. (the “Company”), Ribbon Communications Operating Company, Inc. (the “Borrower”), and certain of their subsidiaries entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”), which amends that certain Credit Agreement (as previously amended, the “Existing Credit Agreement” and, as amended by the Sixth Amendment, the “Credit Agreement”; the credit facilities thereunder, the “Senior Secured Credit Facilities”), dated as of March 3, 2020, by and among the Company, as a guarantor, the Borrower, Citizens Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), a lender, issuing lender, swingline lender, joint lead arranger and bookrunner, Santander Bank, National Association, as a lender, joint lead arranger and bookrunner, and the other lenders party thereto (each, together with Citizens Bank, N.A. and Santander Bank, National Association, referred to individually as a “Lender”, and collectively, the “Lenders”). The Sixth Amendment, among other changes, expressly permits the Private Placement (as defined below), the net proceeds of which will be used to pay down a portion of the outstanding amount of term loans under the Credit Agreement. In addition, the Sixth Amendment reduces the amount available for revolving loans under the Senior Secured Credit Facilities to $75 million and reduces the sublimit available for letters of credit. The Sixth Amendment also updates the benchmark interest rate provisions under the Credit Agreement to replace the London interbank offered rate (LIBOR) with a term rate based on the Secured Overnight Financing Rate (“Term SOFR”).

The Sixth Amendment increases the maximum Consolidated Net Leverage Ratio (as defined in the Credit Agreement), which the Borrower must comply with on a quarterly basis. Pursuant to the Sixth Amendment, the Company will not be required to comply with a maximum Consolidated Senior Net Leverage Ratio (as defined in the Credit agreement) until the end of the fiscal quarter ending June 30, 2024 (such compliance, at and after such time, to be tested on a quarterly basis).

After giving effect to the Sixth Amendment, loans incurred under the Senior Secured Credit Facilities will bear interest, at the Borrower’s option, at either the Term SOFR rate plus a margin of 4.50% per year, or the base rate (the highest of the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.50%, or the prime rate announced from time to time in The Wall Street Journal) plus a margin of 3.50% per year (such margins being referred to as the “Applicable Margin”). Pursuant to the Sixth Amendment, the commitment fee applied to the daily amount of unused portions of the commitments under the Credit Agreement is 0.50% per year. The Sixth Amendment prohibits the Borrower from making certain acquisitions, certain repurchases of equity, certain dividends and certain other restricted payments, and certain investments, in each case, until after the delivery (or deemed delivery upon filing of such financial statements with the Securities and Exchange Commission (the “SEC”)) to the Administrative Agent of the Company’s unaudited quarterly financial statements for the Company’s fiscal quarter ending March 31, 2024.

The foregoing summary of the terms of the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Private Placement

Securities Purchase Agreement

On March 28, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”) for the sale by the Company in a private placement (the “Private Placement”) of (i) 55,000 shares of the Company’s Series A preferred stock, par value $0.01 per share (the “Preferred Stock”), at a price per share of $970, and (ii) warrants (the “Warrants” and, together with the Preferred Stock, the “Securities”) to purchase up to an aggregate of 4,858,090 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Private Placement closed on March 30, 2023 (the “Closing Date”).

The aggregate gross proceeds for the issuance and sale of the Securities were approximately $53.4 million, before deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement to pay down a portion of the outstanding amount of term loans under the Credit Agreement.

The Private Placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Securities were offered without any general solicitation by the Company or its representatives. The Securities sold and issued in the Private Placement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

The Purchase Agreement provides the Purchasers with certain registration rights that require the Company to file a registration statement on Form S-3 (the “Registration Statement”) with the SEC within 30 days following the Closing Date to register the Securities and the Warrant Shares for resale by the Purchasers. The Company also agreed, among other things, to indemnify the selling securityholders under the Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the registration of the Securities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Preferred Stock

Pursuant to the terms of the Purchase Agreement, the Company filed with the Delaware Secretary of State a Certificate of Designation, Preferences and Rights (the “Certificate of Designation”) designating 63,250 shares of the Preferred Stock, effective as of the Closing Date, which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Dividends. The holders of the Preferred Stock will be entitled to receive cumulative dividends, at a rate of 9.25% prior to the first anniversary of the Closing Date, 9.75% per annum on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date and 12.00% on or after the second anniversary of the Closing Date and thereafter, and in accordance with the terms of the Certificate of Designation.

Preferred dividends will be payable (i) in-kind from the Closing Date until the first anniversary of the Closing Date, (ii) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, in kind or in cash, at the Company’s option, and (iii) after the second anniversary of the Closing Date, in cash. In the event that the Company does not declare and pay the full amount of dividends in cash, the dividend base amount for the Preferred Stock will automatically increase at the above dividend rate, on a compounding basis.

Redemption. At any time or from time to time on or after the first anniversary of the Closing Date, the Company, at its option, may redeem any shares of the Preferred Stock for cash at the redemption prices per share (expressed as percentages of the liquidation preference of the Preferred Stock to be redeemed) set forth as follows: (i) 103%, on or after the first anniversary of the Closing Date; and (ii) 102%, on or after the second anniversary of the Closing Date and thereafter. The Preferred Stock is subject to mandatory redemption on September 30, 2025 at a purchase price per share of 102% multiplied by the liquidation preference of the Preferred Stock.

Ranking. The Preferred Stock ranks senior to the Common Stock and any other equity securities the Company may issue in the future with respect to payment of dividends and distribution of assets upon liquidation, dissolution, winding up or Change of Control Event (as defined in the Certificate of Designation).

Liquidation. Upon the occurrence of any Trigger Event (as defined in the Certificate of Designation), the holders of Preferred Stock shall be entitled to cause the Company to immediately redeem for cash all, but not less than all, of the outstanding shares of Preferred Stock at a purchase price per share of 102% multiplied by the liquidation preference of the Preferred Stock.

Conversion to Indebtedness. In the event any redemption of the shares of the Preferred Stock is prohibited on the Redemption Date by the express terms of the Credit Agreement, as in effect as of the Closing Date, then in lieu of such redemption and payment on such date, the redemption of such shares of Preferred Stock shall occur on a date that is no later than 91 days after the date on which the principal amount of the loans under the Credit Agreement has been repaid; provided, if such shares of Preferred Stock are, due to such express terms, not permitted to be repaid on the date of repayment of such loans, and all of the loans have been repaid in full, the shares of Preferred Stock shall be automatically, and without further action or consideration by the holder, be converted into a promissory note in favor of the holders, obligating the Company or its successor in interest to pay an amount equal to the Liquidation Preference on a date no later than 91 days after the date on which the principal amount of the loans under the Credit Agreement has been repaid.

Voting Rights. The Certificate of Designation provides that the Preferred Stock will have no voting rights other than the right to vote, subject to certain exceptions, with respect to any amendment of the Certificate of Incorporation (including the Certificate of Designation), any issuance of Capital Stock (as defined in the Certificate of Designation), any increase or decrease of the authorized number of shares of Preferred Stock and any merger or consolidation of the Company, and shall not be entitled to vote on any other matter except to the extent required under the General Corporation Law of the State of Delaware.

There is no established public trading market for the Preferred Stock and the Company does not intend to list the Preferred Stock on any national securities exchange or nationally recognized trading system.

The foregoing description of the terms of Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Warrants

The Warrants are exercisable for shares of Common Stock immediately at an exercise price equal to $3.77, which represents a 15% premium to the lower of (i) the closing price of the Common Stock on March 24, 2023 and (ii) the two day VWAP (as defined in the Purchase Agreement) of March 27, 2023 and March 28, 2023 (the “Exercise Price”), and will expire four years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, recapitalizations and the like, and subject to price-based adjustment, on a weighted average basis, in the event of any issuance of Common Stock or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system. The Warrants were issued pursuant to a Warrant Agreement (the “Warrant Agreement”), dated March 30, 2023, between the Company and American Stock Transfer & Trust Company, LLC, as the warrant agent.

The foregoing descriptions of the terms of Warrants and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Warrant and Warrant Agreement, which are filed as Exhibits 4.1 and 10.3 hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Sixth Amendment is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated by reference into this Item 3.02. The Securities were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof. The Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to the Securities or any other securities of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designation is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On March 30, 2023, the Company issued a press release in accordance announcing the closing of the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Item 7.01 and the attached Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, unless it is specifically incorporated by reference therein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the anticipated proceeds from the Private Placement and the use thereof. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the expected use of net proceeds from the Private Placement and risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and risks described in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document
3.1	Certificate of Designation, Preferences and Rights of Series A Preferred Stock
4.1	Form of Warrant
10.1	Sixth Amendment to Credit Agreement, dated March 24, 2023, among the Company, Ribbon Communications Operating Company, Inc., as the borrower, the guarantors party thereto, the financial institutions party thereto as lenders, and Citizens Bank, N.A., as administrative agent
10.2*	Form of Securities Purchase Agreement, dated as of March 28, 2023, by and among Ribbon Communications Inc. and each purchaser identified on the signature pages thereto
10.3	Warrant Agreement, dated March 30, 2023, between the Company and American Stock Transfer & Trust Company, LLC
99.1	Press Release, dated March 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ribbon Communications Inc.

By:	/s/ Patrick Macken
	Name:	Patrick Macken
	Title:	Executive Vice President and Chief Legal Officer

Date: March 30, 2023